Exhibit 10.1




                           PURCHASE AND SALE AGREEMENT

     This Purchase And Sale Agreement (the "Agreement") is entered into on the 26th day of April 1999 between Sheridan Realty Partners, L.P., a Delaware limited partnership ("Seller"), and AmeriVest Properties Inc., a Delaware corporation ("Purchaser"). For purposes of this Agreement, each of Seller and Purchaser may be referred to individually as a "Party", and both Seller and Purchaser may be referred to collectively as the "Parties".

                                    Recitals
                                    --------

     A. Seller owns a fee simple interest in three multi-tenant office buildings located at 3021, 3077 and 3091 East 98th Street at the intersection of 98th Street and North Keystone Avenue (US 431) in north central Indianapolis, Indiana, consisting of approximately 95,836 total rentable square feet on approximately 9.041 acres of land with 336 surface parking spaces, plus a 1,596 square foot free-standing maintenance building together with a reserve for capital improvements in the amount of $72,637 as of January 1, 1999 and which may be utilized in accordance with the 1999 budget previously given to Purchaser (the "Property"). Seller also owns a fee simple interest in a vacant parcel (the "ROFR Parcel") of approximately 2.550 acres in size located in the east portion of Keystone Office Park, which Seller intends to develop. The Property and the ROFR Parcel are more particularly described in Exhibit A attached to and made a part of this Agreement.

     B. Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, the Property. As part of its purchase of the Property, Purchaser desires to receive, and Seller desires to grant, a first right to purchase and a right of first refusal to purchase the ROFR Parcel pursuant to the terms of this Agreement.


                                    Agreement
                                    ---------

     In consideration of the premises and of the mutual covenants contained in this Agreement, the Parties agree as follows:

     1. Purchase And Sale Of Property.

          1.1 Purchase And Sale. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Property.


          1.2 Purchase Price. The purchase price (the "Purchase Price") for the Property shall be $7,944,000, payable in a combination of stock and assumption of debt as follows:

               1.2.1 The assumption of approximately $5,279,000 in mortgage debt (the "Mortgage Debt") on the Property with all costs of assumption to be paid by Seller, which Mortgage Debt is represented by a Mortgage Note, Mortgage and Security Agreement and Assignment of Leases and Rents (the "Mortgage") dated April 3, 1997 between Seller as Mortgagor

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          and Security Life of Denver Insurance Company, a Colorado corporation,
          as  Mortgagee  and  Lender.   The  amount  of  Mortgage  Debt  assumes
          additional borrowing of approximately $525,000 by Seller prior to or simultaneously with the Closing; plus

               1.2.2 The assumption commencing on the Effective Date (as defined in Section 10 below) of all obligations and liabilities that are incurred under all guarantees, indemnification and other agreements made by Seller and Alexander S. Hewitt ("Hewitt") in that Guaranty and Suretyship Agreement and Environmental Indemnification and Hold Harmless Agreement dated April 3, 1997 and made by Seller, William Atkins, Jennifer Atkins (collectively, "Atkins") and Hewitt for the benefit of The First National Bank of Boston ("Prior Mortgagee") in that Indemnity Agreement Regarding Hazardous Materials dated October 18, 1996 ("Indemnification Agreements") but only to the extent that any such obligations or liabilities assumed by Purchaser result from acts or omissions occurring on or after the Effective Date; plus

               1.2.3 The number of shares (the "Purchaser Shares") of the restricted common stock of Purchaser determined by dividing the difference between the Purchase Price and the Mortgage Debt as of the Closing Date by $4.75.

          1.3 Adjustment Of Purchase Price And Purchaser Shares.

               1.3.1 Adjustment For Dividends. If (i) the Effective Date (as defined in Section 10) occurs during a calendar quarter (the "Effective Quarter") in which there also occurs a record date (the
          "Effective Quarter Record Date") for determination of those stockholders of Purchaser that are entitled to receive a common stock dividend declared by Purchaser (the "Effective Quarter Dividend"), and
          (ii) the Effective Date is not the same day as the Effective Quarter Record Date, then the Purchase Price shall be reduced by an amount equal to the product of the number of Purchaser Shares multiplied by the amount of the Effective Quarter Dividend per share, multiplied by a fraction the numerator of which is the difference between 90 and the number of days by which the Effective Date precedes the Effective Quarter Record Date and the denominator of which is 90. For example, if the number of Purchaser Shares is 560,000, the Effective Date is June 1, 1999, the Effective Quarter Record Date is June 30, 1999 and the dividend per share is $.12, then the Purchase Price would be reduced by $44,800, which is equal to 560,000 multiplied by $.12 and multiplied by 60/90. To the extent that the Purchase Price is to be reduced pursuant to the provisions of this paragraph and the reduction has not occurred, or a credit for the reduction not yet paid, as of the dividend payment date for the Effective Quarter Dividend, Seller agrees that Purchaser may deduct from the Effective Quarter Dividend payable to Seller with respect to the Purchaser Shares an amount equal to the amount by which the Purchase Price is to be reduced pursuant to this Section 1.3.1.

               1.3.2 Issuance Of Additional Shares; Adjustment Based On Stock Price. Purchaser agrees that if the Weighted Average Trading Price (as determined in accordance with this Section 1.3.2) of Purchaser's common stock for the 15 trading days prior to the one year anniversary

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          date of the Closing Date is less than $4.75 per share,  then Purchaser shall issue to Seller the number of additional shares (the "Adjustment Shares") of Purchaser's common stock determined in accordance with
          this  Section  1.3.2.  The  number  of  Adjustment   Shares  shall  be
          determined by multiplying the number of Purchaser Shares by the excess of $4.75 over the Weighted Average Trading Price and dividing the product by the Weighted Average Trading Price. By way of illustration, if the Weighted Average Trading Price is $4.00 per share and 561,053 Purchaser Shares were delivered at Closing, then Purchaser will issue to Seller 105,197 Adjustment Shares. This is calculated by (i) multiplying $.75 (the excess of $4.75 over the Weighted Average Trading Price) by the 561,053 Purchaser Shares that were delivered at the Closing, and (ii) dividing the product by 4.00 to determine the Adjustment Shares. The Adjustment Shares, if any, required to be delivered pursuant to this Section 1.3.2 shall be delivered to Seller on or before the 30th day following the first anniversary of the Closing Date. The Weighted Average Trading Price of Purchaser's common stock shall mean the average trading price determined by multiplying the number of shares involved in each individual trade during the period of determination by the sale price for that trade and dividing the sum of all those amounts by the total number of shares traded during the relevant period of determination.

               1.3.3 Additional Adjustments. The adjustments to the Purchase Price and Purchaser Shares pursuant to this Section 1.3 shall be in addition to any adjustments and prorations required pursuant to
          Section 11 of this Agreement.

     2.  Title.

          2.1 f this Agreement, , Seller has furnished to Purchaser a current commitment for an A.L.T.A. owner's extended coverage title insurance policy (with preprinted exceptions to be deleted) issued by Chicago Title Insurance Company (the "Title Company"), for the Property in at least the amount of the Purchase Price. Included with the title commitment shall be true, correct, and legible copies of all documents listed in the schedule of exceptions in the commitment. The title commitment and the underlying exception documents are hereinafter collectively referred to as the "Title Commitment". Seller will arrange to have the Approved Title Policy delivered to Purchaser as soon as practicable after Closing. Seller shall pay the cost of obtaining the Title Commitment.


          2.2 Purchaser shall, within five (5) days after receipt of the Title Commitment and prior to the signing of this Agreement, approve or disapprove the Title Commitment by delivering written notice to Seller ("Purchaser's Title Notice") specifying each title defect or matter which needs to be cured by Seller ("Title Defect") in order for the "Approved Title Policy" (as defined below) to be issued for the Property at the Closing. For purposes of this Agreement, the term "Approved Title Policy" shall mean the title policy to be issued by the Title Company, in the form and with the exceptions and endorsements acceptable to Purchaser, designated to Seller by Purchaser either as part of Purchaser's Title
     Notice or separately in writing on or before the Contingency Date. Purchaser acknowledges that, unless otherwise expressly agreed to by Seller, Purchaser will be responsible for paying any title insurance premiums required to obtain any endorsement specified by Purchaser other than endorsements required to deliver the Title Commitment as specified in
     Section 2.1 and any  endorsements  required by the  Mortgagee,  the cost of

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     which  shall be paid by  Seller.  Seller  agrees to cure all Title  Defects other than the Permitted Title Exceptions, as defined below, up to a maximum cost to cure those Title Defects of $10,000. For purposes of this Agreement, the following shall constitute "Permitted Title Exceptions": (i)
     covenants,   conditions  and  restrictions  of  record  acceptable  to  the
     Purchaser in its sole discretion; (ii) private, public and utility easements and roads and highways acceptable to the Purchaser in its sole discretion; (iii) existing leases and tenancies as listed in Exhibit B attached hereto and any leases entered into pursuant to Paragraph 5.4; (iv) general taxes for the year 1998 and subsequent years; (v) such additional exceptions as the Purchaser may consent to in writing; (vi) liens accruing from debt created or assumed as part of the Purchase Price, and (vii) any other exception accepted or waived by Purchaser in writing. Within five business days after receiving Purchaser's Title Notice, Seller shall deliver to Purchaser written notice ("Seller's Title Notice") of those Title Defects which Seller is unable or unwilling to eliminate or to cure. If Seller does not eliminate or cure all Title Defects other than Permitted Title Exceptions, then Buyer shall have the right, by written notice to Seller within five business days after receipt of Seller's Title Notice, either to (i) waive its prior notice as to the Title Defects, other than Permitted Title Exceptions, that Seller is unwilling or unable to cure, or
     (ii) proceed with the Closing and reduce the Purchase Price by an amount equal to Purchaser's good faith estimate of the cost to cure the Title Defects, other than Permitted Title Exceptions, that Seller is unwilling or unable to cure but in no event shall such reduction exceed the excess of $10,000 over the amount previously spent by Seller to cure pursuant to the provisions of this paragraph, or (iii) terminate this Agreement.

          2.3 Seller shall deliver to Purchaser the Approved Title Policy issued by the Title Company in the amount of the Purchase Price, insuring Purchaser that Purchaser has acquired Seller's interest in the Property subject only to the Permitted Title Exceptions. Seller shall pay the cost of the title insurance premium for (i) the Approved Title Policy with all standard pre-printed exceptions deleted, and (ii) the endorsements required by Mortgagee. If Purchaser elects to obtain extended coverage or any other endorsements to the policy, Purchaser shall pay all costs and expenses associated therewith and comply with any requirements thereof.

     3. Environmental Audit. Seller has provided Purchaser with a Phase I Environmental Site Assessment (including asbestos investigation) dated August 20, 1996 for the Property in conformity with the 1993 standards set by the American Society for Testing and Materials prepared by ATEC Associates, Inc. (the "Phase I Report"). Purchaser has, at Purchaser's expense, ordered a revised Phase I Report (the "Revised Report") for the Property. In the event hazardous waste or materials or nonhazardous materials that are controlled by the Department of Health for the State of Indiana or by the Environmental Protection Agency are revealed at the Property or historical uses as shown by the Phase I Report or Revised Report that would indicate the possible presence of such waste or materials in amounts which are, or in the reasonable judgment of Purchaser may result, in violation of applicable laws or the Phase I Report or Revised Report indicates that Seller is in violation of any local, state or federal environmental laws, rules or regulations, then Seller shall, at Seller's cost and expense, reimburse Purchaser for the cost of the Revised Report, and remediate to the extent required by law or to prevent a violation of law, all such waste, materials and violations prior to Closing so long as the reasonable estimate of the cost and expense to remediate conditions on the Property does not exceed a total of $50,000 . In the event such remediation cannot be accomplished by the Closing Date, the Closing Date shall be extended up to an additional 90 days ("Extended Closing Date") to allow Seller sufficient time to complete the remediation . If the reasonable estimate of the cost to remediate exceeds $50,000 or the time to complete the remediation will extend past the Extended Closing Date, then Seller shall have the right to terminate this Agreement by providing notice to Purchaser and by reimbursing Purchaser, as

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required above, for the cost of the Revised Report.  However,  Seller's right to terminate under this Section 3 shall not be effective if, within five days of notice to Purchaser of Seller's termination under this Section 3, Purchaser delivers to Seller a written notice that Purchaser will proceed with this Agreement. In the event that Purchaser elects to proceed hereunder, the Purchase Price shall be reduced by the lesser of Purchaser's good faith estimated cost to remediate or $50,000, and Seller shall continue to be responsible for the cost of the Revised Report, which shall be deducted from the Purchase Price at Closing if not paid previously. Notwithstanding anything to the contrary contained herein, Purchaser retains the right to object to matters disclosed in the Phase I Report or Revised Report in accordance with Section 8.7 of this Agreement.

     4. Survey. On or before ten (10) days after the execution of this Agreement, Seller shall furnish to Purchaser a current ALTA/ACSM land title survey for the Property (the "Survey") updated by a land surveyor licensed in the State of Indiana. The Survey shall be certified to Seller, Purchaser and the Title Company and Mortgagee, if requested by the Mortgagee. The Survey shall reflect all exceptions to title (where applicable) as reflected on the Title Commitment. The Survey shall provide that physical inspections at the Property revealed no improvements situated upon or adjacent to the Property which are the subject of any encroachments, and that no easements or rights-of-way have been physically violated in any respect, except as shown in the Survey. Seller shall pay the cost of the Survey. Purchaser retains the right to object to any matters disclosed in the Survey or to the failure of the Survey to conform with the provisions of this Section 4 in accordance with Section 8.7 of this Agreement.

     5. Warranty As To Leases. Seller warrants that the attached Exhibit B is a complete list of all leases, tenancies, rental agreements, and concession agreements presently encumbering the Property; and that:


          5.1 No person, firm, or corporation has any title, interest, or right to possession of the Property or any portion of the Property as a lessee, tenant, or concessionaire of Seller except as shown on Exhibit B and the names as set forth in Exhibit B are the names of all tenants, lessees and concessionaires which have a right of possession at the Property, whether or not under a written instrument (which shall be specified) as of February 28, 1999; the date set forth for each tenant, lessee and concessionaire is the date of the lease, tenancy, rental or concessionaire agreement pursuant to which the tenant, lessee or concessionaire occupied the Property as of February 28, 1999.

          5.2 All the leases, tenancies, rental agreements, and concession agreements shown on Exhibit B are now in full force and effect; except as set forth on Exhibit B, none of Seller nor any of the tenants, lessees or concessionaires set forth on Exhibit B is in default in the performance of any such instrument or agreement; and, no tenant, lessee, or concessionaire is entitled to any rebate, concession, or other benefit except as set forth in the leases and agreements referred to in Exhibit B or in Exhibit B.

          5.3 The rentals and other sums due or to become due under the leases and agreements referred to in Exhibit B have not been assigned or encumbered by Seller except as additional security under the Mortgage against the Property, and will not be further assigned, encumbered, or subjected to any liens by Seller prior to the Closing pursuant to this Agreement.

          5.4 Until Closing, Seller shall continue its present rental efforts at the Property to rent vacant space, provided that after the date of mutual execution of this Agreement, Seller shall not execute any new leases or amend, terminate or accept the surrender of any existing tenancies or

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     approve any subleases  without the prior consent of Purchaser in accordance with Section 20.2, except that Seller is authorized to accept the termination of leases at the end of their existing terms and provided that if Seller does execute a new lease or amends, terminates or accepts the surrender of any existing tenancy or approves any sublease without following the procedures set forth in Section 20.2, Purchaser may terminate this Agreement and this Agreement shall be of no further force or effect.

     6. Warranty As To Insurance. Seller warrants that the attached Exhibit C is a complete list of all insurance policies now insuring the Property and that Seller shall keep all such insurance policies in full force and effect until the Closing. Seller warrants that Exhibit C shows (a) the number of each policy; (b) the name of the insurance company that issued each policy; (c) the term, expiration date and property covered by each policy; (d) the premiums on each policy; and (e) the general nature and type of each policy set forth on Exhibit
C. Seller shall obtain and deliver to Purchaser at the Closing the written approval of each insurance carrier to the assumption by Purchaser of each policy specified by Purchaser in writing at least 45 days prior to the Closing Date. In the event Seller is unable to obtain all such approvals on or before the Closing, Purchaser shall have an option to (i) obtain alternative coverage through another carrier or (ii) terminate this Agreement if no similar coverage is available from an alternative carrier.

     7. Corporate Resolutions Regarding Sale. At the Closing, Purchaser shall provide to Seller a copy of resolutions of the Board of Directors of Purchaser authorizing the execution and performance of this Agreement, including the authorization of issuance of Purchaser Shares and Adjustment Shares and directing the submission of the Agreement to a shareholder vote on the record date set by Purchaser, which resolutions shall be certified by the secretary of Purchaser.

     8. Contingencies. This Agreement is contingent upon each of the following:

          8.1 Financing. Purchaser's obligations pursuant to this Agreement are expressly contingent upon the approval of Security Life of Denver Insurance Company as the Mortgagee pursuant to the Mortgage securing the Mortgage Debt to the transfer to Purchaser of Seller's obligations pursuant to the Mortgage. If Purchaser has not received approval from the Mortgagee in a form reasonably acceptable to Purchaser prior to the Closing, Purchaser may terminate this Agreement without penalty upon written notice to Seller of Purchaser's intention to terminate.

          8.2 Leases. Approval by Purchaser of all leases and lease amendments encumbering the Property. Seller shall deliver copies of the leases and lease amendments to Purchaser within ten calendar days after the date of mutual execution of this Agreement.


          8.3 Management Records. Approval by Purchaser of true and complete copies of the Income and Operating Expense Statements and Statements of Assets and Liabilities relating to the Property since October, 1996 and documentation, including estoppel letters in the form of Exhibit D from tenants leasing at least 75% of the total rentable square footage of the Property showing the current status of each lessee under that lessee's lease. Seller shall deliver copies of said financial and lease documents to Purchaser within ten calendar days after the date of mutual execution of this Agreement. Estoppel letters shall be delivered to Purchaser no later than the Closing Date.

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          8.4  Service  Contracts.  Approval  by  Purchaser  of all  management, service and other  contracts  pertaining to the Property in accordance with
     Section 20.2. Seller shall deliver copies of the management, service and other contracts pertaining to the Property to Purchaser within ten calendar days after the date of mutual execution of this Agreement

          8.5 Personal Property. Approval by Purchaser of a list of all personal property now owned by Seller and used in connection with the management of the Property. Seller shall deliver said list of personal property to Purchaser within ten calendar days after the Effective Date

          8.6 Permits, Licenses, Etc. Seller shall assign to Purchaser all permits, certificates and licenses in its possession relating to the Property. Seller shall use its best efforts to assist Purchaser in obtaining such additional permits, certificates or licenses as may be required. Seller shall obtain and deliver to Purchaser a certificate or letter from the applicable zoning authority in a form reasonably satisfactory to Purchaser stating that the Property is in compliance with all applicable zoning and building code rules and regulations.

          8.7 Investigation. The satisfactory completion of Purchaser's and Seller's respective investigations pursuant to this Section 8.7. Purchaser and Seller shall each have until 30 days after the date of delivery by the other of the Property Information or the Corporate Information defined below, as the case may be, but no later than May 21, 1999 (the "Investigation Period") during which Seller shall furnish Purchaser with all information and data including, but not limited to, accounts, books and records, rent rolls, leases, loan documents, agreements, environmental reports, plans, specifications, permits, accounting and financial information and any other information of whatsoever kind or nature in Seller's possession ("Property Information") in connection with the Property, and Purchaser shall be permitted to inspect, make engineering, architectural, environmental and economic studies, test soil and otherwise determine ("Property Investigation") that the Property is suitable for Purchaser's intended purpose. During the Inspection Period, Purchaser shall furnish Seller with Property Information regarding all of Purchaser's real property assets, and Seller shall be permitted to perform an appropriate Property Investigation regarding such properties. Purchaser also shall furnish Seller with any corporate information (the "Corporate Information") reasonably requested by Seller. If either Purchaser or Seller is not satisfied, in its sole discretion, with any aspect of the Corporate Information, the Property Information or the Property Investigation regarding the other's property, the dissatisfied party may terminate this Agreement by written notice to the other, delivered on or before the end of the Investigation Period, in which case all information or other items shall be returned and each party shall be relieved of all obligations under this Agreement. Notwithstanding the foregoing, if Purchaser orders environmental, engineering, appraisal and other reports within three business days after mutual execution of this Agreement, and all such reports have not been received by Purchaser in final form at least five business days prior to the end of the Investigation Period, or if, as a result of its respective investigation Seller reasonably requests additional Corporate Information or Purchaser reasonably requests additional Property Information, then the Investigation Period shall be extended so that it ends five business days after the last such Corporate Information is received by Seller or such report or Property Information has been received in final form by Purchaser, but in no event later than June 30, 1999.

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          8.8  Property  Tax.  Approval by  Purchaser  of all real and  personal property taxes pertaining to the Property as evidenced on the Title Commitment or other documentation provided by Seller or the appropriate taxing authority.


          8.9 Stockholder Approval. The receipt by Purchaser of all approvals necessary from Purchaser's stockholders and for the issuance of the Purchaser Shares and Adjustment Shares to Seller in accordance with this Agreement.

          8.10 Limited Partner Approval. The receipt by Seller of all approvals necessary from Seller's limited partners as may be required under the Limited Partnership Agreement of Seller.

          8.11   Assumption   Of   Indemnification   Agreements.   Execution  of
     appropriate indemnification agreements as contemplated by Section 1.2.2 of this Agreement.


          In the event any of the foregoing contingencies are not met at or before the Closing, and absent an agreement of the Parties to resolve an unsatisfied contingency, this Agreement shall terminate.

     9.  Deliveries At Closing.

          9.1 At Closing, Seller shall deliver to Purchaser the following:

               9.1.1 A special warranty deed conveying title to the Property to Purchaser in a form reasonably acceptable to Purchaser and Seller.
          9.1.2 The Title Commitment. 9.1.3 Any other documents required to be delivered pursuant to this Agreement. 9.1.4 At and after Closing, such additional and customary documents necessary to carry out or complete the transaction set forth in this Agreement.

          9.2 At Closing, Purchaser shall deliver to Seller the following:

               9.2.1 A stock certificate representing Purchaser Shares registered in the name of Seller, or the individual partners of Seller, who have executed and delivered to Purchaser subscription and registration rights agreements in the form of Exhibit E attached to this Agreement, as required by Section 21.8 and as may be directed by Seller, or, if such stock certificates are not available at the Closing or Purchaser has not received a subscription and registration rights agreement signed by an individual partner of Seller, an undertaking signed by Purchaser's stock transfer agent to issue such certificates directly to the Seller or the individual partners of Seller upon Purchaser's receipt of the respective subscription and registration rights agreement signed by the individual partner of Seller.

               9.2.2 At and after Closing, such additional and customary documents necessary to carry out or complete the transaction set forth in this Agreement.

     10. Closing Date. Closing shall take place at a time to be established by Purchaser and Seller but not later than the later to occur of: (i) five business days after Purchaser's receipt of stockholder approval as required by Section

8.9 or (ii) the approval of Mortgagee of the assumption by Purchaser of the Mortgage obligations as required by Section 8.1 and in no case later than August 31, 1999 (the "Closing" or "Closing Date"). to be effective as of12:01 AM on the first day of the calendar month during which the Closing occurs (the "Effective Date"). The Closing shall take place at the offices of Purchaser or at the offices of Purchaser's counsel, as determined by Purchaser.

     11. Prorations And Closing Costs. At Closing, the following items shall be prorated between Purchaser and Seller as of 12:01 a.m. on the Closing Date and shall be adjusted against the Purchase Price and payable in certified funds at the Closing:


          11.1 Real and personal property taxes which are due as of the Closing, shall be paid by Seller or allowed as a credit against the Purchase Price. All unpaid real estate taxes which were a lien in 1998 and will be due and payable in 1999 will be charged to Seller and allowed as a credit against the Purchase Price. All other real estate taxes and other assessments which will become a lien in 1999 against the Property but are not due and payable until 2000 shall be prorated as of the Closing Date, and if the amount of taxes due for 1999 but not payable until 2000 has not yet been fixed by Closing, such taxes shall be prorated based upon the most recent available mill levy applied to the latest assessed valuations and any assessments, special or general. All other real estate and personal property taxes, charges and assessments of municipal or other improvements payable thereafter shall be paid by Purchaser.

          11.2 Seller and Purchaser shall cooperate to cause all utility suppliers furnishing electrical, gas, water, or other utility services to the Property to read all utility meters on the Closing Date and to bill Seller separately for all such charges. Purchaser shall be responsible for making its own arrangements with respect to future billings and deposits. In the event any such utility supplier refuses to read and bill any such utilities, then such utility charges shall be prorated at or after the Closing in accordance with this Section 11 based upon the bill for the preceding billing period.

          11.3 Any insurance policies held in Seller's name that are not assumed by Purchaser shall be cancelled as of the Closing Date. Premiums on all insurance policies applicable to the Property that are assumed by Purchaser shall pro rated in accordance with this Section 11.

          11.4 The portion of current rents and prepaid rents, additional rents, reimbursements and/or other sums payable by tenants under any leases or subleases relating to the Property ("Leases"), if any, collected by Seller prior to the Closing Date which are allocable to the period commencing with and following the Closing Date shall be paid to Purchaser at Closing. Notwithstanding the foregoing, if any past-due rents, additional rents, reimbursements and/or other sums (collectively, "Rentals") are owing by tenants under the Leases at the Closing Date, all such Rentals shall be prorated on the basis of the time period for which they were due, and Purchaser shall within ten (10) days after receipt and clearance of checks pay to Seller any Rentals which pertain to the time period prior to Closing.

          11.5 All charges and revenues arising out of the service contracts which Purchaser has not elected to terminate shall be prorated as of the Closing. All charges and revenues arising out of the service contracts which Purchaser has elected to terminate shall be paid by Seller as long as Purchaser notifies Seller not less than 35 days prior to Closing which contracts will be terminated.

          11.6 Any prepaid expenses relating to the Property.

     Seller shall be responsible for the cost of (i) the owner's title insurance policy; (ii) updating the Survey; (iii) one-half of any escrow fees and real estate transfer, stamp or documentary taxes; (iv) any sales or use taxes relating to the transfer of personal property to the Purchaser; and (v) all fees and costs (except Purchaser's attorneys' fees) related to assumption of the Mortgage Debt by Purchaser. Purchaser shall be responsible for: (i) one-half of any escrow fees and real estate transfer, stamp or documentary taxes; (ii) recording the special warranty deed from Seller to Purchaser; and (iii) mortgagee's title insurance, if any. Seller and Purchaser shall each pay the fees and disbursements of its respective counsel and any inspecting architects, engineering or other consultants hired by such party. In addition, Seller shall deliver to Purchaser all security deposits previously collected by Seller from tenants, if any, and any prepaid rent collected by Seller.

     Purchaser and Seller agree to calculate all prorations  required under this
Section 11 with respect to those items which cannot be accurately or finally determined at Closing and to make the applicable payments resulting from those calculations within 30 days after Closing. Each of these calculations shall be apportioned retroactive to the Effective Date. If any errors or omissions are made regarding adjustments and prorations the parties shall make appropriate corrections promptly upon the discovery thereof. If any estimations are made at the Closing regarding adjustments or prorations, the parties shall make the appropriate corrections promptly when accurate information becomes available. Any corrected adjustment or proration shall be paid in cash to the appropriate party within fifteen (15) days of the correction or adjustment. Notwithstanding anything to the contrary in this Section 11, any right to a correction or adjustment shall terminate one (1) year after the Closing.

     12. Assessments. Any bonds or improvement assessments which are a recorded lien on the Property shall be assumed by Purchaser at the Closing.

     13. Casualty Loss. If, prior to Closing, the Property shall be damaged or destroyed by fire, explosion, disaster, earthquake, accident, disturbance or act of God (except any damage or destruction caused by Purchaser or its agents, servants or employees), within five days of becoming aware of such damage or destruction, Seller shall deliver to Purchaser written notice thereof and the estimated cost of repair, based upon Seller's reasonable good faith business judgement. If the Property is " substantially damaged" i.e. (1) the estimated cost of repairing such damage or destruction exceeds in the aggregate $100,000, or (2) the casualty materially and adversely affects access to the Property, or
(3) the casualty would give one or more tenants with an aggregate total rental square footage of more than 10,000 square feet, the right to terminate their respective leases, or (4) the casualty would cause the rent of any one or more tenants to abate for any period of time unless Seller is willing to credit
Purchaser for the full amount of the abated rent, this Agreement shall automatically terminate unless Purchaser delivers to Seller written notice waiving the right to terminate within five days following delivery to Purchaser of Seller's notice of such damage. If Purchaser delivers notice of such waiver within such five-day period the transactions required by this Agreement shall nevertheless close on the scheduled date, according to the terms of this Agreement, and Seller shall assign to Purchaser all of Seller's rights to any insurance proceeds payable as a result of such damage or destruction, except for any claim for rent loss incurred prior to the Closing, and the Purchase Price shall be reduced by the amount of the estimated cost of repairing such damage or destruction that is not paid by insurance up to a maximum of $100,000. If the estimated cost of repairing, such damage or destruction is equal to or less than $100,000, and if the casualty is not one that otherwise gives Purchaser the right to terminate this Agreement pursuant to this Section 13, the Closing shall proceed and Seller shall assign to Purchaser all of Seller's rights to any insurance proceeds payable as a result of such damage or destruction, except for any claim for rent loss incurred prior to the Closing, and the Purchase Price shall be reduced by the amount of the estimated cost of repairing such damage or destruction that is not paid by insurance. If any damage to or destruction of the Property is caused by Purchaser or its agents, servants or employees, then the transactions required and contemplated by this Agreement shall nevertheless close according to the terms of this Agreement, there shall be no reduction of the Purchase Price and Purchaser shall be solely responsible for all repairs or reconstruction unless such damage or destruction is covered by insurance, in which event all insurance proceeds otherwise payable to Seller (except for any claim for rent loss incurred prior to Closing) shall be assigned to Purchaser.

     14. Representations And Warranties By Seller. Seller hereby represents and warrants to Purchaser that the following are true and correct as of the date of the execution of this Agreement and that the following shall be true and correct as of the Closing:

          14.1 Seller is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the power and authority to carry on its business and to enter into this Agreement and the transactions contemplated hereby.

          14.2 The improvements situated on the Property are connected to all public utility systems (including without limitation the sewer system) and, to the best of Seller's knowledge, all utility systems are operational and in compliance with all applicable public and private requirements.

          14.3 Except as previously disclosed to Purchaser, to the best of Seller's knowledge, there are no actions, suits, investigations, or proceedings at law or in equity by or before any court, governmental instrumentality, commission, or other agency now pending or threatened or against or affecting Seller or any of Seller's properties or rights, before any court, arbitrator, or administrative or governmental body which may result in an adverse change in Seller's business or any of their respective conditions, financial or otherwise. Further, Seller is not in default with respect to any order, writ, injunction, or decree of any court or any governmental agency or department.

          14.4 Except for the requirement that the sale of the Property to Purchaser be approved by the limited partners of Seller as contemplated by
     Section 8.10 of this Agreement, Seller and Seller's appointed representatives have full power, authority and legal right to execute and deliver and to perform and observe the provisions hereof and of the transactions contemplated hereby. Seller is not in default in the performance of any obligation, covenant or condition in any agreement, decree, or order to which Seller is party or by which Seller is bound or to which any of Seller's properties are subject, including this Agreement. Seller is not a party to a contract or agreement or subject to any restriction which adversely affects Seller's business, property, assets or financial condition. Seller is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects Seller's right or ability to undertake the transactions contemplated hereby or the performance of any of its respective terms.

          14.5 Seller's execution of this Agreement will not violate any provision of law or any agreement previously entered into, other than the Mortgage and Indemnification Agreements which are being assumed by Purchaser to the extent set forth in Section 1.2.2 as a condition of Closing and for which Seller shall obtain all required consents or waivers prior to Closing.

          14.6 No tax liability which is now past due, including without limitation, income tax liability, of any nature has been asserted against Seller or the Property by any taxing authority.

          14.7 Neither this Agreement nor any other document, certificate, or statement furnished to Purchaser by Seller or any partner, employee, or affiliate of Seller or, to the best knowledge of Seller, by any third party in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. All of Seller's financial statements submitted to Purchaser have been prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise expressly noted.

          14.8 To the best of Seller's knowledge, no consent, approval, authorization, permit or license from any federal, state, or local regulatory authority is required in connection with the transactions contemplated herein.

          14.9 To the best knowledge of Seller, the improvements situated on the Property are complete and structurally sound and all mechanical systems contained therein are adequate for their intended use and in proper working condition. Other than as previously disclosed to Purchaser, the Property does not require any major repairs or further work.

          14.10 Seller represents and warrants that based on its review of the Phase I Report and its ownership and management of the Property since the date of such report, neither the Property nor Seller, nor, to the best of Seller's knowledge, any previous owner of the Property, is in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority or any remedial obligations under any applicable laws, rules or regulations pertaining to health or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") and the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), and Seller further represents and warrants that there are no facts, conditions or circumstances known to Seller which could result in any such investigation or inquiry if such facts, conditions and circumstances, if any, were fully disclosed to the applicable governmental authority. Seller represents and warrants that Seller has not obtained and Seller is not required to obtain any permits, licenses, or similar authorizations to construct, occupy, operate or use any buildings, improvements, fixtures or equipment in connection with the Property constructed or to be constructed by reason of any applicable environmental laws, rules or regulations. Seller represents and warrants that Seller has no knowledge of any oil, toxic or hazardous substances or solid wastes having been disposed of or released on the Property other than in connection with the normal operations of an office building in a manner that is in compliance with all applicable laws, rules or regulations pertaining to health or the environment, or any asbestos within the improvements.

          14.11 The address set forth below is Seller's true and correct residence, and Seller has no present intention of becoming a resident of any other state or jurisdiction.

          14.12 Seller is the sole beneficial, legal, and record owner of the Property.

          14.13 Except as otherwise set forth herein, Seller has full power, authority, and legal right to sell the Property.

          14.14 There are no claims, liens, or other encumbrances on the Property except for Permitted Title Exceptions and the Mortgage.

          14.15 This Agreement constitutes a legal and binding obligation of Seller, and is valid and enforceable against Seller in accordance with its terms.

          14.16 There are no other restrictions on Seller's right or ability to sell the Property to Purchaser, except the Mortgage.

          14.17 Seller has furnished Purchaser with true and complete copies of the audited Statement of Assets and Liabilities for the Property as of December 31, 1998 and the Property's audited statement of operations for the year ended December 31, 1998 (the "Property Financial Statements"). The Property Financial Statements were prepared in accordance with Seller's books and records and in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and fairly present the financial position of the Property as of the dates and for the periods indicated.

          On or before three business days prior to the Closing Date, Seller shall furnish Purchaser with an unaudited Statement of Assets and Liabilities for the Property as of the last day of the month ended immediately prior to the third business day prior to Closing and an unaudited income statement for the period beginning on January 1, 1999 and ending on the last day of the month immediately prior to the third business day prior to Closing (the "Property Updated Financial Statements"). The Property Updated Financial Statements have been or will be prepared in accordance with Seller's books and records and in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, subject to normal year-end adjustments. Seller has no reason to believe that such adjustments, other than normal year-end adjustments to depreciation and amortization, will be substantially in excess of adjustments in prior years relative to the volume and nature of operations for each of those years. The Property Updated Financial Statements in all material respects fairly present the financial position of the Property, as of the dates and for the periods indicated. There are no material liabilities known to Seller (whether accrued, absolute, contingent or otherwise) which are not described, shown or provided for in the financial statements referred to in this section or otherwise in this Agreement except those arising since the respective dates of the Property Updated Financial Statements in the ordinary course of Seller's business. Seller further represents that as of the Closing, the Property Updated Financial Statements will not vary from the Property Financial Statements in any material respect. If there is a material change in the Property Updated Financial Statements from the Property Financial Statements, this Agreement may be terminated by Purchaser by notice to Seller.

          14.18 Seller understands that Purchaser Shares and Adjustment Shares have not been registered under federal or state securities laws and are "restricted" securities as defined in Rule 144 under the Securities Act of 1933, as amended (the "Act"). Seller understands that Seller may not sell, offer for sale, transfer, pledge or hypothecate Purchaser Shares and

     Adjustment Shares in the absence of an effective registration statement covering that transaction, under all applicable federal and state securities laws, unless that transaction is exempt from registration under all applicable federal and state securities laws, including an exemption under Rule 144 promulgated under the Act. Seller acknowledges that the distribution described in Section 20.8 will comply with all such applicable federal and state securities laws. Seller and each transferee of Purchaser Shares and Adjustment Shares pursuant to Section 20.8 shall sign and deliver to Purchaser a Subscription Agreement and Registration Rights Agreement in the form of Exhibit E attached to and made a part of this Agreement concerning their respective acquisition of Purchaser Shares and Adjustment Shares.

     The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the Closing, and shall survive the Closing for a period of twenty-four (24) months after the later of the Closing Date or termination of the Management Agreement referred to in Section 20.2 ("Survival Date"), except for the representations and warranties set forth in Sections 14.1, 14.4 and 14.5, which shall survive. Seller further agrees to notify Purchaser immediately in writing if any of the foregoing representations or warranties herein are breached or are no longer accurate at any time prior to and including Closing.

     15. Representations And Warranties By Purchaser. Purchaser hereby represents and warrants to Seller that the following are true and correct as of the date of the execution of this Agreement and that the following shall be true and correct as of the Closing:


          15.1 Purchaser is duly organized, validly existing, and in good standing under the laws of the state of Delaware and has the power and authority to carry on its business, and to enter into this Agreement and the transactions contemplated hereby.

          15.2 The authorized capital stock of Purchaser consists of 10,000,000 common shares, of which 1,658,770 shares are issues and outstanding. All of the Purchaser Shares and Adjustment Shares are validly authorized and, upon issuance to Seller and Seller's partners, will be validly issued, fully paid and non-assessable. Except for the above shares and as disclosed in the Annual Report on Form 10-KSB for the year ended December 31, 1998 , there is no outstanding capital stock, and there are no outstanding rights, options, calls, subscriptions, warrants, agreements or commitments of any character relating to, nor any outstanding securities convertible into, the issued or unissued capital stock of Purchaser. No holder of Purchaser's shares is entitled to preemptive rights. Other than (i) the quarterly dividend of $.12 per share declared on March 10, 1999 with a record date of March 31, 1999 and a payment date of April 14, 1999, and (ii) the quarterly dividend in an amount not to exceed $.13 per share planned to be declared in June 1999 with a record date in June or July 1999 and a payment date in July 1999, since December 31, 1998, Seller has not declared or paid any dividend on, or declared or made any distribution of, or authorized the creation or issuance of, or authorized or effected any split or any recapitalization of, any of its capital stock, or directly or indirectly redeemed, purchased or otherwise acquired any of its shares. There are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser's capital stock.

          15.3 Except as previously disclosed to Seller, there are no actions, suits, investigations, or proceedings at law or in equity by or before any court, governmental instrumentality, commission, or other agency now pending or threatened or against or affecting Purchaser (or any of its subsidiaries or related entities) or any of Purchaser's properties or rights, before any court, arbitrator, or administrative or governmental body which may result in an adverse change in Purchaser's business or its condition, financial or otherwise. Further, Purchaser is not in default with respect to any order, writ, injunction, or decree of any court or any governmental agency or department.

          15.4 Except for the requirement that the issuance of Purchaser Shares and the Adjustment Shares be approved by Purchaser's stockholders as contemplated by Section 8.9 of this Agreement, Purchaser has full power, authority and legal right to execute and deliver and to perform and observe the provisions hereof and of the transactions contemplated hereby. Purchaser is not in default in the performance of any obligation, covenant or condition in any agreement, decree, or order to which Purchaser is party or by which Purchaser is bound or to which any of Purchaser's property is subject. Purchaser is not a party to a contract or agreement or subject to any articles of incorporation or other corporate restriction which adversely affects Purchaser's business, property, assets or financial condition. Purchaser is not a party to or otherwise subject to any contract or agreement which restricts or otherwise affects Purchaser's right or ability to undertake the transactions contemplated hereby or the performance of any of its respective terms.

          15.5 The Purchaser's execution of this Agreement has been duly authorized and will not violate any provision of law or certificate of incorporation or corporate bylaws or any other agreement previously entered into.

          15.6 Neither this Agreement nor any other document, certificate, or statement furnished to Seller by Purchaser or any director, officer, employee, or affiliate of Purchaser, or to the best knowledge of Purchaser, by any third party, in connection with the transactions contemplated hereby, contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading.

          15.7 No consent, approval, authorization, permit or license from any federal, state, or local regulatory authority is required in connection with the transactions contemplated herein.

          15.8 To the best knowledge of Purchaser, there are no existing violations of any applicable provision of (i) federal laws or regulations applicable to the business of Purchaser such as, but not limited to, those relating to government contracting, employment practices, occupational safety and health, environmental protection, toxic substances, securities regulation or otherwise, or (ii) any provision of any comparable state, local or foreign laws or regulations. During the past three years, Purchaser has not been charged with any violation of any law or regulation relating to its business practices, employment practices, safety or working conditions or other federal or state regulation.

          15.9 At the time the proxy statement is mailed to the shareholders of Purchaser, at the time of the shareholders' meeting and on the Closing Date the proxy statement (i) will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Purchaser makes no representation or warranty with respect to information contained in the proxy statement furnished in writing to Purchaser by Seller or Seller's partners or a Designee (as defined in Section 20.6).

          15.10 Except as otherwise provided in this Agreement or in the Corporate Information, from the date of the filing with the SEC of Purchaser's latest periodic report pursuant to the Exchange Act through the execution date of this Agreement, there has been no material adverse change in the condition of Purchaser or in the business, results of operations, assets, net worth, prospects, properties, litigation or the manner of conducting the business of Purchaser ("business and operations"), other than changes in the ordinary course of business and other than changes that might result from general business or economic conditions, such as internet rate levels, that are in the public domain. At all times from and after the execution date of this Agreement and through the Closing and Closing Date, Seller shall be kept fully advised with respect to the business and operations of Purchaser. Seller has and shall continue to have access (in the manner and subject to the limitations herein provided) to the books and records of Purchaser and all material changes, if any, in the business and operations of Purchaser have been and shall have been reviewed with Seller.

          15.11 Each director and officer of Purchaser shall represent and warrant that he is not aware of any action taken individually or by Purchaser which could cause any of Purchaser's representations or warranties herein to be untrue as of the date of the Closing or the Closing Date.

     The foregoing representations and warranties are true and accurate as of the date hereof, shall be true and accurate as of the Closing, and shall survive the Closing. Purchaser further agrees to notify Seller immediately in writing if any of the representations or warranties herein are breached or are no longer accurate at any time prior to and including the Closing.

     16. Opinion Of Counsel. At the Closing, the Purchaser shall receive from Seller an opinion, addressed to the Purchaser, of Wallack, Somers & Haas, PC, Indianapolis, Indiana, counsel to Seller, that as of the Closing:

          16.1 Seller has been duly formed and organized as a limited partnership and is validly existing and in good standing under the laws of the State of Delaware. Seller is duly qualified and licensed as a limited partnership authorized to do business in the State of Indiana and, to the best of such counsel's knowledge, the State of Indiana is the only jurisdiction in which the failure to qualify would have a materially adverse effect on the operations of Seller or the Property.

          16.2 Seller's execution of this Agreement has been duly authorized and will not violate any provision of the Certificate of Limited Partnership or Partnership Agreement of Seller.

          16.3 This Agreement, when executed and delivered by Seller, will be valid and binding on Seller and enforceable in accordance with its terms, except that (i) the enforcement of certain rights and remedies created by this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application affecting the rights and remedies of parties, (ii) the enforceability of any particular provision of this Agreement under principles of equity or the availability of equitable remedies, such as specific performance, injunctive relief, waiver or other equitable remedies is subject to the discretion of courts of competent jurisdiction, and (iii) any court or administrative body may refuse to enforce the indemnification provisions of this Agreement.

     In rendering its opinion, counsel may rely as to factual matters on certificates of public officials and officers or employees of Seller provided that copies of such opinions and certificates shall be delivered with such opinion, provided further that in the case of any such reliance, counsel shall state that it believes that it is justified in relying on such opinions and certificates for such matters.

     17. Opinion of Counsel. At the Closing, Seller shall receive from Purchaser an opinion, addressed to Seller, of Patton Boggs LLP, counsel to Purchaser, that as of the Closing:

          17.1 Purchaser has been duly formed and organized as a corporation and is validly existing and in good standing under the laws of the State of Delaware.

          17.2 The authorized capital stock of Purchasers consists of 10,000,000 shares of Common Stock, of which 1,658,770 shares are issued and outstanding. All of the Purchaser Shares and Adjustment Shares are validly authorized and, upon issuance to Seller and Seller's partners in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable. To the best of such counsel's knowledge, except for the Purchaser Shares and Adjustment Shares and as disclosed in the Annual Report on Form 10-KSB for the year ended December 31, 1998, there is no outstanding capital stock, and there are no outstanding rights, options, calls, subscriptions, warrants, agreements or commitments of any character relating to, or any outstanding securities convertible into, the issued or unissued capital stock of Purchaser. No holder of Purchaser's shares is entitled to preemptive rights. To the best of such counsel's knowledge, other than the dividend of $.12 per share declared on March 10, 1999 with a record date of March 31, 1999 and a payment date of April 14, 1999, since December 31, 1998, Seller has not declared or paid any dividend on, or declared or made any distribution of, or authorized the creation or issuance of, or authorized or effected any split or any recapitalization of, any of its capital stock, or directly or indirectly regained, purchased or otherwise acquired any of its shares. To the best of such counsel's knowledge, there are no outstanding contractual obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser's capital stock.

          17.3 Seller's execution of this Agreement has been duly authorized and will not violate any provision of the Certificate of Incorporation or Bylaws of Purchaser.

          17.4 This Agreement, when executed and delivered by Purchaser, will be valid and binding on Purchaser and enforceable in accordance with its terms, except that (i) the enforcement of certain rights and remedies created by this Agreement is subject to bankruptcy, insolvency, reorganization and similar laws of general application effecting the rights and remedies of parties, (ii) the enforceability of any particular provision of this Agreement under principles of equity or the availability of equitable remedies, such as specific performance, injunctive relief, waiver or other equitable remedies is subject to the discretion of courts of competent jurisdiction, and (iii) any court or administrative body may refuse to enforce the indemnification provisions of this Agreement.

     In rendering its opinion, counsel may rely as to factual matters on certificates of public officials and officers or employees of Seller provided that copies of such opinions and certificates shall be delivered with such opinion, provided further that in the case of any such reliance, counsel shall state that it believes that it is justified in relying on such opinions and certificates for such matters.

     18. Default. If Seller fails to comply with this Agreement for any reason, Purchaser may either enforce specific performance, terminate this Agreement or seek such other relief as may be provided by law. If Purchaser fails to comply with this Agreement for any reason, Seller may terminate this Agreement or seek such other relief as may be provided by law. In any action to enforce this Agreement or for other relief provided by law, the prevailing Party shall be entitled to such attorneys' fees and expenses as may be allowed by the court, arbitrator or other judicial body.

     19. Commission. Seller agrees and represents that no sales fees or sales commissions will be due or payable to anyone by Seller with respect to the transaction contemplated by this Agreement. Purchaser agrees and represents that no sales fees or sales commissions will be due or payable to anyone by Purchaser with respect to the transaction contemplated by this Agreement.

     20. Indemnity Agreements. Purchaser hereby agrees to indemnify and hold harmless Seller and Seller's officers, directors, employees and agents against any loss, injury, damage, claim, lien, cost or expense, including reasonable attorneys' fees, arising because of a breach by Purchaser of any lease, breach by Purchaser of any contract, breach by Purchaser of this Agreement or of any representations or warranties included in this Agreement, a claim by any broker that it represented Purchaser or is otherwise entitled to compensation in connection with this Agreement or with the sale of the Property, or any other matter related to the Property which occurs after the Closing. Seller hereby agrees to indemnify and hold harmless Purchaser and its officers, directors, employees and agents against any loss, damage, claim, lien, cost or expense, including reasonable attorneys' fees, arising out of a breach by Seller of any lease, breach by Seller of any contract, breach by Seller of this Agreement or of any representations or warranties included in this Agreement or the breach by Seller of any agreement, representation or warranty included in any document delivered by or on behalf of Seller in connection with this Agreement, a claim by any broker that it represented Seller or is otherwise entitled to compensation in connection with this Agreement or with the sale of the Property, or any other matter related to the Property which occurs prior to the Closing.

     21. Additional Agreements.

          21.1 Registration Rights.

               21.1.1 AmeriVest will, no later than 45 days after the Closing Date, file with the SEC a registration statement on Form S-3 or other appropriate Form under the Securities Act of 1933, as amended (the "1933 Act") including such amendments as may be necessary, registering the transfer of Purchaser Shares and any Adjustment Shares by the partners of Seller and the shareholders of the general partner of Seller or by Seller (the "Selling Stockholders") to parties not related to Seller. Purchaser shall use reasonable diligence to cause the registration statement to become effective and to remain effective for a period ending two years after the Closing Date or such earlier period as all Purchaser Shares and Adjustment Shares shall have been sold to third parties by the partners of Seller.

               21.1.2 As to the registration statement, Purchaser's obligations contained in this Section 21.1 shall be conditioned upon timely receipt by Purchaser in writing of information as to the terms of the contemplated transfer to be registered furnished by and on behalf of the Selling Stockholders and such other information as Purchaser or the managing underwriter, if any, reasonably may require from such person or any underwriter for any shares of the Common Stock for inclusion in the registration statement. Such information shall be provided to Purchaser in writing within 10 days after the request for that information by Purchaser.

               21.1.3 All registration expenses incurred by Purchaser in connection with the registration, qualification or compliance pursuant to this Section 21.1, including reasonable printing expenses, fees and disbursements of Purchaser's counsel, and registration and filing fees relating to shares of Common Stock to be registered on behalf of Purchaser or Selling Stockholders pursuant to the registration statement required to be filed by Purchaser on behalf of the Selling Stockholders pursuant to this Section 21.1, shall be borne by Purchaser. All selling expenses, including commissions and brokers' or investment bankers' expense allowances allocable to Purchaser Shares and Adjustment Shares and the costs of counsel, if any, for the Selling Stockholders pursuant to the registration, shall be borne by the Selling Stockholders.

               21.1.4 In the case of the registration, qualification or compliance effected by Purchaser on behalf of the Selling Stockholders pursuant to this Section 21.1, Purchaser shall keep the Selling Stockholders advised in writing as to the initiation of such registration, qualification, and compliance and as to the completion thereof. At its expense, Purchaser will keep such registration, qualification or compliance effective for a period ending two years after the Closing Date or until the Selling Stockholders have completed the distribution described in the registration statement relating thereto, whichever first occurs. At its expense, Purchaser shall furnish such number of prospectuses and other documents incident thereto as the Selling Stockholders from time to time may reasonably request.

               21.1.5 In connection with the registration, qualification or compliance effected by Purchaser on behalf of the Selling Stockholders pursuant to this Section 21.1, Purchaser shall use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as Seller or the Selling Stockholders may reasonably request that allow registration by coordination and to do any and all other acts and things which may be necessary or advisable to enable the Selling Stockholders to complete such proposed sale or other distribution of Purchaser Shares and Adjustment Shares in any such jurisdiction; provided however, that in no event shall Purchaser be obligated to register or qualify under the blue sky laws of any jurisdiction which would require Purchaser to qualify to do business or to file a general consent to service of process in any jurisdiction where it shall not then be qualified.

               21.1.6 In connection with any registration, qualification or compliance pursuant to this Section 21.1, Purchaser and Seller agree to the following indemnification terms:

                    (a) Without  limitation of any other  indemnity  provided to
               Seller, to the extent permitted by law, Purchaser shall indemnify and hold harmless Seller and each Selling Stockholder, Seller's affiliates, employees, partners and counsel, any underwriter (as defined in the U.S. Securities Act of 1933, as amended (the "Securities Act")) for the Selling Stockholders, and each person, if any, who controls the underwriter (within the meaning of the Securities Act or the U.S. Securities Exchange Act of 1934 (the "Exchange Act")), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein in light of the circumstances in which they were made not misleading, (iii) any violation or alleged violation by Purchaser of the Securities Act, the Exchange Act, or any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and Purchaser shall reimburse Seller and each Selling Stockholder and each affiliate, employee, partner, counsel of Seller, underwriter or controlling person for any legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Purchaser shall not be liable hereunder in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of, or is based upon, a violation which occurs in reliance upon and in conformity with information furnished expressly for use in connection with such registration by Seller or any Selling Stockholder or any other affiliate, employee, partner, counsel or controlling person thereof. Individual Selling Stockholders shall be liable solely for information provided by them and not for information provided by other Selling Stockholders.

                    (b) Insofar as such losses,  claims,  damages or liabilities
               (or actions in respect thereof) arise out of or are based upon any untrue statements of a material fact contained in any such registration statement based upon (i) information provided by such person to Purchaser specifically for inclusion therein in connection with the offer or sale of Purchaser Shares and Adjustment Shares, or (ii) any violation or alleged violation by such person of any federal or state securities law or any regulation promulgated under any federal or state securities law, each Selling Stockholder shall, if securities held by such Selling Stockholder pursuant to the registration statement are included in such registration, to the extent permitted by law, indemnify and hold harmless Purchaser, its affiliates, its counsel, officers, directors, shareholders, any underwriter (as defined in the Securities Act) and each person, if any, who controls Purchaser or the underwriter (within the meaning of the Securities Act) against any losses, claims, damages or liabilities to which they may become subject under the Securities Act, the Exchange Act or any state securities law, and each Selling Stockholder shall reimburse each of Purchaser and such affiliate, officer or director or partner, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action.

                    (c) Promptly  after  receipt by an  indemnified  party under this Section 21.1.6 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 21.1.6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in the defense thereof, and if the indemnifying party agrees in writing that it will be responsible for any costs, expenses, judgments, damages and losses incurred by the indemnified party with respect to such claim, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if the indemnified party reasonably believes that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Agreement only if and to the extent that such failure is materially prejudicial to its ability to defend such action, and the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Agreement.

                    (d) If the indemnification provided for in this Agreement is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relevant fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expenses as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                    (e) The indemnification  provided by this Agreement shall be a continuing right to indemnification and shall survive the registration and sale of Purchaser Shares and Adjustment Shares by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

               21.1.7 With a view to making available to the Selling Stockholders the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit a Selling Stockholder to sell securities of Purchaser to the public without registration, Purchaser agrees to use its best efforts to: (i) make and keep public information available, as those terms are understood and defined in

          Rule 144, at all time subsequent to the Closing Date; (ii) file with the SEC in a timely manner all reports and other documents required of Purchaser under the Securities Act and the Exchange Act; (iii) furnish to any Selling Stockholder so long as such person owns any of Purchaser Shares or Adjustment Shares forthwith upon request a copy of the most recent annual or quarterly report of Purchaser, and such other reports and documents so filed by Purchaser as may be reasonably requested in availing the holder of any rule or regulation of the SEC permitting the selling of any such securities without registration.

          21.2 Property Management, Continuing Operations and Approvals. Sheridan Development, LLC shall serve as property manager for the Property for a management fee equal to five percent of the gross rents from the Property pursuant to the terms of the Management Agreement attached to and made a part of this Agreement as Exhibit F. Until the Closing, Seller shall
     (i) continue its normal maintenance and repairs of the Property; (ii) continue to operate and manage the Property in a manner consistent with Seller's past and usual practice; (iii) without the approval of Purchaser, not make or enter into any new leases or modifications thereof or any new contracts for the maintenance, service, management or repair of the Property which are not terminable with 30 days or less prior written notice; (iv) use reasonable and customary efforts to collect all rents which are due and payable as of the Closing; and (v) use reasonable efforts to comply with Seller's obligations under the leases and contracts. Notwithstanding the foregoing, unless otherwise required by the terms of the leases, Seller shall not be required to undertake any substantial repairs, renovations or capital improvements to the Property, except those repairs, renovations or capital requirements required by law in which case Seller may terminate this Agreement by giving written notice to Purchaser setting forth in reasonable detail the reasons for the termination if the cost of those repairs, renovations or capital improvements exceed $25,000 in the aggregate. Any contract or agreement, including leases and modifications thereof, requiring Purchaser's approval shall be sent to Purchaser with a written request for approval together with any other information relating to the requested approval. Purchaser shall respond to Seller's request for approval within three (3) business days after the delivery of the request. Unless Purchaser delivers written notice to Seller approving the proposed agreement within three (3) business days, Purchaser shall be deemed to have disapproved such agreement and Seller may not enter into such lease, contract or agreement in the form previously delivered to Purchaser.


          21.3 Right Of First Refusal Concerning ROFR Parcel. After the Closing, Purchaser shall have a first right to purchase and a right of first refusal to purchase the ROFR Parcel as follows: if Seller desires to sell the ROFR Parcel, Seller shall first present Purchaser with a written offer setting forth the material terms pursuant to which it is willing to sell the ROFR Parcel. Within 30 days after receipt of this offer, Purchaser shall notify Seller if it wishes to accept this offer. If Purchaser does not accept this offer, then Seller may proceed to offer the property to others, provided that if Seller receives a bona fide written offer, including a letter of intent ("Offer") signed by a third party that desires to purchase the ROFR Parcel, then Seller shall deliver a copy of the Offer to Purchaser, and Purchaser shall have 10 days thereafter to deliver written notice to Seller that Purchaser desires to purchase the ROFR Parcel on the same terms and conditions as those set forth in the Offer. If Purchaser delivers written notice within this time period, then Seller shall sell the ROFR Parcel to Purchaser on the terms set forth in the Offer together with such other terms and conditions that would be considered standard in a transaction of this nature. If Purchaser does not deliver written notice within the stated time period, then Seller may proceed to sell the ROFR Parcel on the terms and conditions set forth in the Offer, together with the same "standard" other terms and conditions that Seller requested of Purchaser, to the party

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

     that submitted the Offer. If Seller does not consummate the purchase of the ROFR Parcel on those terms and conditions set forth within 90 days after the first to occur of 90 days after the date scheduled for closing in the Offer or six months after expiration of Purchaser's time period for giving notice of exercise of its right of first refusal, then Seller may not sell the ROFR Parcel without recommencing the procedures set forth herein. Notwithstanding the foregoing, if Purchaser exercises its right of first refusal or accepts Seller's offer to sell pursuant to the terms of this paragraph, and Purchaser fails to consummate the acquisition because of Purchaser's financial or other inability to close the acquisition or because of Purchaser's lack of good faith, or Purchaser otherwise elects not to close, provided that any such failure or inability of Purchaser to close, or election of Purchaser not to close, is not because of Seller's lack of good faith or other inability to consummate the transaction, and it is not because of newly discovered adverse information concerning the Property, then Purchaser's first right of purchase and right of first refusal shall terminate.

     21.4 Confidential Information; Inside Information; Publicity

               21.4.1 Information  Confidential And Not For Competitive Or Other
          Use. Each Party acknowledges that the information provided to that Party concerning the other Party pursuant to this Agreement (collectively, the "Information") may include proprietary information and data, interpretations, innovative processes, trade secrets, marketing plans, and confidential or specialized data and/or other information relative to the business and proposed business of the other Party. " Information" shall not include any information which is publicly available. Each Party (the "Receiving Party") agrees and covenants with and unto the other Party (the "Disclosing Party") that the Receiving Party will use the Information solely to evaluate the Receiving Party's consummation of the transactions contemplated by this Agreement. Without limiting the foregoing, except as specifically authorized in writing by the Disclosing Party or as required by law (including court order) or applicable federal securities regulations, in which latter event the Receiving Party will immediately notify the Disclosing Party of the requirement and reasonably assist the Disclosing Party in contesting that requirement if requested by the Disclosing Party, the Receiving Party will not use any Information for the Receiving Party's or any other person's or entity's benefit, including in any manner or for any purpose competitive with the business of the Disclosing Party, and the Receiving Party will not, at any time, disclose any of the Information to any other person, firm, corporation or other entity without the written consent of the Disclosing Party, except for reasonable disclosure made by the Receiving Party to its employees, consultants, limited partners, accountants or banks and only after such recipient agrees to be bound by the terms of this Section 21.4.

               21.4.2 Inside Information. Certain of the Information that Purchaser may furnish to Seller and certain of Seller's representatives may be material information concerning Purchaser and its operations that has not been included in publicly filed documents or otherwise been publicly disclosed (the "Non-Public Information"). Unless the information provided to Seller consists of or has been specifically included in a periodic report filed with the SEC, a press release, marketing materials, or otherwise has been made publicly available otherwise than by Seller, that information shall be considered Non-Public Information. Seller agrees, and shall cause each of Seller's representatives who receives such Non-Public Information, to maintain the confidentiality of the Non-Public Information. Seller acknowledges that the Purchaser is a corporation that is subject to the reporting requirements of the Exchange Act and whose common stock is traded publicly. In this regard, Seller recognizes that applicable U.S. federal securities laws impose significant restrictions concerning the use or disclosure of the Non-Public Information in general and in buying or selling, or discussing with others the

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

          possibility of buying or selling, Purchaser's securities by persons who have access to Non-Public Information concerning Purchaser that is not generally available to members of the general public. Seller acknowledges that the Non-Public Information may be considered material non-public information that constitutes "inside information" under the U.S. federal securities laws. By virtue of its access to the Non-Public Information, Seller and its representatives will be subject to these restrictions. Seller agrees that it will not, and that it will use its best efforts to ensure that any person having access to such Non-Public Information through it, including without limitation partners of Seller, will not buy or sell Purchaser's securities, or discuss with others any Non-Public Information concerning Purchaser or the possibility or advisability of buying or selling Purchaser's securities, at any time that the respective Investor possesses Non-Public Information concerning Purchaser. Seller agrees to disclose any Non-Public Information obtained by it only to representatives of Seller and only if each recipient of the Non-Public Information first agrees that he or she will abide by the provisions of this Section
          21.4. Seller and Purchaser hereby confirm that any information disclosed to Seller, or any discussions held between Seller and Purchaser, prior to the date of this Agreement shall be subject to the terms of this Section 21.4.

               21.4.3 Responsibility For Recipients Of Information. Each Receiving Party shall be responsible and liable to the Disclosing Party for the failure of the Receiving Party or any other person receiving the Information from the Receiving Party to comply with any of the provisions of this Section 21.4.

               21.4.4 Publicity. All notices to third parties and all other publicity concerning the transactions contemplated by this Agreement shall be directed by Purchaser after consultation with Seller. Notwithstanding anything to the contrary in this Section, any Party to this Agreement shall be permitted unilaterally to make such notices and to engage in such publicity as it reasonably deems necessary to comply with applicable laws and regulations, including its respective reporting obligations, if any, under the 1934 Act. The provisions of this Section shall remain in effect only until the earlier to occur of the Closing or the termination of this Agreement.

          21.5 Cooperation Concerning Financial Statements And Taxes. After the Closing Date, each of the Parties shall cooperate, and cause its respective directors, employees, officers and representatives to cooperate, with the others and with each other's respective agents, including accounting firms and legal counsel, in connection with the preparation or audit of any financial statements, tax return or report, amended return or report, periodic report or proxy or information statement required to be filed with the SEC, claim for refund in any tax claim or litigation in respect of any of the parties, or the Property or their respective activities, which cooperation shall include, but not be limited to, making available to the other all information, records, and documents in their possession relating to the Property, except as may be limited by this Agreement. Each of the Parties also shall make available to the others, as reasonably requested and available, the personnel responsible for preparing, maintaining and interpreting information, records and documents in connection with financial statements and taxes of Seller or related to the Property as well as related litigation. Any information provided or obtained pursuant to
     Section 21.5 shall be kept confidential, except as may be otherwise necessary in connection with the filing of periodic reports required under the Exchange Act, other disclosure requirements of Purchaser, or of returns or reports, refund claims, audits, tax claims and litigation.

          21.6 Appointment Of Directors. Immediately after the Closing, Purchaser shall cause two designees (the "Designees") of Seller, who shall be reasonably acceptable to Purchaser, to be elected directors of Purchaser in such classes as are available for new directors in accordance with Purchaser's Bylaws. If, pursuant to Purchaser's Bylaws, the Designees are to serve in separate classes, Seller may designate which Designee shall serve in which class. If not previously elected to Purchaser's Board of Directors, the initial Designees shall be entitled to attend meetings of Purchaser's Board of Directors commencing on the date this Agreement is signed by both Parties and continuing until this Agreement is terminated.

          21.7 Additional Documents; Further Assurances. In addition to the schedules and other items specifically required to be furnished hereunder, the Parties hereby agree that each will promptly furnish to the other such further schedules, certificates and other instruments and take such other action as may reasonably be requested in order to effectuate the purposes of this Agreement.

          21.8 Distribution Of Shares; Lock-Up. Purchaser Shares and Adjustment Shares to be issued as consideration for the purchase hereunder shall be distributed to the partners of Seller upon receipt, subject to the requirements of all applicable federal and state securities laws. This distribution will be structured to result in compliance by Seller and by all partners of Seller with Article V, Section 9 of Purchaser's Bylaws, as amended, with respect to the number of shares of Purchaser's stock that are deemed to be owned by any person or entity. Prior to transferring Purchaser Shares and Adjustment Shares on Purchaser's stock transfer records, Purchaser may require evidence of compliance with applicable federal and state securities laws and Purchaser's Bylaws, including appropriate representation or subscription agreements signed by each transferee of Purchaser Shares and Adjustment Shares, which subscription agreements shall be substantially in the form of D to and made a part of this Agreement. Notwithstanding the foregoing, neither Seller nor any partner of Seller may sell, offer for sale, transfer, pledge or hypothecate in any manner Purchaser Shares prior to the first anniversary of the Closing Date without Purchaser's written consent, which consent may be withheld by Purchaser in Purchaser's sole discretion.

     22. Notices. All notices, requests, demands, directions and other communications ("Notices") concerning this Agreement shall be in writing and shall be mailed or delivered personally or sent by telecopier or facsimile to the applicable Party at the address of such Party set forth below in this
Section 22. When mailed, each such Notice shall be sent by first class by first class, certified mail, return receipt requested, enclosed in a postage prepaid wrapper, and shall be effective on the fifth business day after it has been deposited in the mail. When delivered personally, each such Notice shall be effective when delivered to the address for the respective Party set forth in this Section 22, provided that it is delivered on a business day and further provided that it is delivered prior to 5:00 p.m., local time of the Party to whom the notice is being delivered, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is delivered. When sent by telecopier or facsimile, each such Notice shall be effective on the day on which it is sent provided that it is sent on a business day and further provided that it is sent prior to 5:00 p.m., local time of the Party to whom the Notice is being sent, on that business day; otherwise, each such Notice shall be effective on the first business day occurring after the Notice is sent. Each such Notice shall be addressed to the Party to be notified as shown below:

                  To Purchaser:
                           AmeriVest Properties Inc.
                           c/o James F. Etter
                           2801 Youngfield
                           Suite 300
                           Golden Colorado 80401
                           Facsimile: (303) 235-0124

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


                  To Seller:
                           Sheridan Realty Partners, L.P.
                           c/o Sheridan Realty Corp., General Partner
                           1800 Glenarm Place, Suite 500
                           Denver, Colorado 80202
                           Facsimile: (303) 296-7353
                           Attn:  Charles K. Knight

     Either Party may change its respective address for purposes of this Section 22 by giving the other Party Notice of the new address in the manner set forth above.

     23. Entire Agreement. This Agreement, together with the exhibits attached hereto, all of which are incorporated by reference, is the entire agreement between the parties with respect to the subject matter hereof, and no alteration, modification or interpretation hereof shall be binding unless in writing and signed by both parties.

     24. Severability. If any provision of this Agreement or application to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     25. Captions. The captions in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the scope or content of any of its provisions.

     26. Time Of Essence. Time is of the essence in this Agreement.

     27. Counterparts; Facsimile Signatures. This Agreement may be executed and delivered in any number of counterparts, each of which so executed and delivered shall be deemed to be an original and all of which shall constitute one and the same instrument. Facsimile signatures shall be as binding as original signatures.

     28. Recordation. Seller and Purchaser agree not to record this Agreement or any memorandum hereof.

     29. Parties In Interest; Survival; Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of Seller and Purchaser. All representations, covenants, and agreements in this Agreement or any statement, certificate, or other document delivered in connection with this Agreement or pursuant hereto shall survive the Closing except as specifically limited herein. This Agreement may not be assigned by either Party without the prior written consent of the other Party hereto, except that Purchaser may assign this Agreement to a wholly-owned subsidiary of the Purchaser in which event Purchaser shall continue to be obligated to issue the Purchaser Shares and Adjustment Shares, if any are required to be issued, and to register the Registrable Securities in accordance with the terms of this Agreement.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized officers or representatives on the dates set forth below to be effective as of the date set forth on the first page of this Agreement.

SHERIDAN REALTY PARTNERS, L.P                    AMERIVEST PROPERTIES INC.
  a Delaware limited partnership                 a Delaware corporation
By:  Sheridan Realty Corp., General Partner


By: /s/  William T. Atkins                           By:  /s/  James F. Etter
    --------------------------------                ----------------------------
    Signature                                        James F. Etter
                                                     President
    William T. Atkins, President
------------------------------------
     Printed Name and Title

                           PURCHASE AND SALE AGREEMENT
                              Dated April 26, 1999
                   Between Sheridan Realty Partners, L.P. and
                            AmeriVest Properties Inc.

                                  EXHIBIT INDEX

Exhibit                  Description
-------                  -----------

A                   Legal Description
B                   Leases and Tenancies
C                   Insurance Policies
D                   Form of Estoppel Letter
E                   Subscription and Registration Rights Agreement
F                   Management Agreement



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